SPREAD ACCOUNT AGREEMENT,



                          dated as of November 1, 1999,



                                  by and among



             FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2, as Issuer

                           MBIA INSURANCE CORPORATION

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                  as Indenture Trustee and as Collateral Agent


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                                TABLE OF CONTENTS

                                                                            Page

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                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01.     Definitions.........................................2

         Section 1.02.     Rules of Interpretation.............................8

                                   ARTICLE II
                                 THE COLLATERAL

         Section 2.01.     Grant of Security Interest by the Issuer............8

         Section 2.02.     Priority............................................9

         Section 2.03.     Issuer Remains Liable...............................9

         Section 2.04.     Delivery and Maintenance of Collateral..............9

         Section 2.05.     Termination and Release of Rights..................10

         Section 2.06.     Non-Recourse Obligations of Issuer.................11

                                   ARTICLE III
                                 SPREAD ACCOUNT

         Section 3.01.     Establishment of Spread Account; Initial Deposit into
                           Spread Account; Maintenance of Spread Account......12

         Section 3.02.     Investments........................................12

         Section 3.03.     Payments; Priority of Payments.....................13

         Section 3.04.     General Provisions Regarding Spread Accounts.......14

         Section 3.05.     Reports by the Collateral Agent....................15

                                   ARTICLE IV
                              THE COLLATERAL AGENT

         Section 4.01.     Appointment and Powers.............................15


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         Section 4.02.     Performance of Duties..............................16

         Section 4.03.     Limitation on Liability............................16

         Section 4.04.     Reliance upon Documents............................17

         Section 4.05.     Successor Collateral Agent.........................17

         Section 4.06.     Indemnification....................................19

         Section 4.07.     Compensation and Reimbursement.....................19

         Section 4.08.     Representations and Warranties of the Collateral
                           Agent..............................................19

         Section 4.09.     Waiver of Setoffs..................................20

         Section 4.10.     Control by the Controlling Party...................20

                                    ARTICLE V
                             COVENANTS OF THE ISSUER

         Section 5.01.     Preservation of Collateral.........................20

         Section 5.02.     Notices............................................20

         Section 5.03.     Waiver of Stay or Extension Laws; Marshalling of
                           Assets.............................................21

         Section 5.04.     Noninterference, etc...............................21

         Section 5.05.     Issuer Changes.....................................21

                                   ARTICLE VI
                   CONTROLLING PARTY; INTERCREDITOR PROVISIONS

         Section 6.01.     Appointment of Controlling Party...................22

         Section 6.02.     Controlling Party's Authority......................22

         Section 6.03.     Rights of Secured Parties..........................23

         Section 6.04.     Degree of Care.....................................23


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                                   ARTICLE VII
                              REMEDIES UPON DEFAULT

         Section 7.01.     Remedies upon a Default............................23

         Section 7.02.     Waiver of Default..................................24

         Section 7.03.     Restoration of Rights and Remedies.................24

         Section 7.04.     No Remedy Exclusive................................24

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01.     Further Assurances.................................24

         Section 8.02.     Waiver.............................................24

         Section 8.03.     Amendments; Waivers................................25

         Section 8.04.     Severability.......................................25

         Section 8.05.     Nonpetition Covenant...............................25

         Section 8.06.     Notices............................................26

         Section 8.07.     Term of this Agreement.............................27

         Section 8.08.     Assignments; Third-Party Rights; Reinsurance.......28

         Section 8.09.     Consent of Controlling Party.......................28

         Section 8.10.     Consents to Jurisdiction...........................28

         Section 8.11.     Limitation of Liability............................29

         Section 8.12.     Determination of Adverse Effect....................29

         Section 8.13.     Headings...........................................29

         Section 8.14.     TRIAL BY JURY WAIVED...............................29

         Section 8.15.     Governing Law......................................29

         Section 8.16.     Counterparts.......................................29


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         Section 8.17.     Limitation of Liability............................30

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                            SPREAD ACCOUNT AGREEMENT

     SPREAD ACCOUNT AGREEMENT, dated as of November 1, 1999 (this "Agreement"), by and among Flagship Auto Receivables Owner Trust 1999-2, a trust (the "Issuer"), MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, or its successors in interest (the "Insurer") and Harris Trust and Savings Bank, an Illinois banking corporation, in its capacity as indenture trustee (the "Indenture Trustee") and as collateral agent (the "Collateral Agent" or "Indenture Trustee and Collateral Agent").

                                    RECITALS

     1. Flagship Auto Receivables Owner Trust 1999-2, (the "Issuer") was formed pursuant to a Trust Agreement, dated as of November 1, 1999 (the "Trust Agreement"), by and between Prudential Securities Secured Financing Corporation ("Prudential"), as depositor and First Union National Bank, as owner trustee.

     2. Pursuant to the Sales and Servicing Agreement dated as of November 1, 1999 (the "Sales and Servicing Agreement") by and among Flagship Auto Loan Funding LLC 1999-II, a Delaware limited liability company, as purchaser ("Flagship LLC"), Flagship Credit Corporation, as originator and servicer ("Flagship"), the Issuer, Harris Trust and Savings Bank, an Illinois banking corporation, as indenture trustee (the "Indenture Trustee") and Copelco Financial Services Group, Inc., as Back-up Servicer (the "Back-up Servicer"), Flagship sold to Flagship LLC all of its right, title and interest in and to the Auto Loans (as defined therein) and Other Conveyed Property (as defined therein) that comprise the Series Pool (as defined therein).

     3. Pursuant to the Depositor Purchase Agreement dated as of November 1, 1999 (the "Depositor Purchase Agreement") by and between Flagship LLC, as seller and Prudential, as purchaser, Flagship LLC sold to Prudential all of its right, title and interest in and to the Auto Loans and the Other Conveyed Property that comprise the Series Pool and the rights of Flagship LLC under the Sales and Servicing Agreement.

     4. Pursuant to the Owner Trust Purchase Agreement dated as of November 1, 1999 (the "Owner Trust Purchase Agreement") by and between Prudential, as seller and the Issuer, as purchaser, Prudential sold to the Issuer all of its rights, title and interest in and to the Auto Loans and the Other Conveyed Property that comprise the Series Pool and all of the rights of Prudential under the Depositor Purchase Agreement.

     5. Pursuant to the Indenture dated as of November 1, 1999 (the "Indenture") by and among the Issuer, the Indenture Trustee and Flagship, as servicer, the Issuer pledged all of its right, title and interest in and to the Series Pool (as defined in the Indenture) to the Indenture Trustee on behalf of the Noteholders (as defined in the Indenture).

     6. The Issuer and Flagship requested that the Insurer issue the Policy (as defined


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in the Indenture) to the Indenture Trustee to guarantee payment of the Insured
Payments (as defined in the Policy) on each Payment Date (as defined in the Indenture), in respect of the Notes (as defined in the Indenture).

     7. In partial consideration of the issuance of the Policy, the Issuer, Flagship and the Servicer have agreed that the Insurer shall have certain rights as Controlling Party, to the extent set forth in the Transaction Documents, with respect to the Series Pool.

                                   AGREEMENTS

     In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Unless defined in this Agreement, capitalized terms used in this Agreement shall have the meaning assigned to such terms in the Sales and Servicing Agreement or the Indenture, as identifiable from the context in which such term is used. The following terms shall have the following respective meanings:

     "Actual Recovery Amounts" with respect to a Charged-off Auto Loan, proceeds from the sale of the related Financed Vehicle, proceeds of the related insurance policy, proceeds from any dealer agreements and any other recoveries with respect to such Charged-off Auto Loan and the related Financed Vehicle, net of reasonable and customary out-of-pocket expenses and amounts so received that are required to be refunded to the Obligor on such Auto Loan.

     "Authorized Officer" has the meaning assigned to such term in the Indenture.

     "Charged-off Auto Loan" means, with respect to an Auto Loan, the earliest to occur of the following: (i) 10% or more of any Scheduled Payment on such Auto Loan is 123 days or more delinquent as of the end of such Collection Period,
(ii) the related vehicle has been repossessed and sold or (iii) substantially all of the payments thereunder are deemed uncollectible by the Servicer.

     "Collateral" has the meaning assigned to such term in Section 2.01 hereof.

     "Collateral Agent" means, initially Harris Trust and Savings Bank, in its capacity as collateral agent on behalf of the Secured Parties, including its successors in interest, until a successor Person shall have become the Collateral Agent pursuant to Section 4.05 hereof, and thereafter "Collateral Agent" shall mean such successor Person.

     "Collection Account" has the meaning assigned to such term in the Indenture.


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     "Controlling Party" means the Person designated as the Controlling Party at such time pursuant to Section 6.01 hereof.

     "Cram Down Loss" means with respect to an Auto Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on an Auto Loan or otherwise modifying or restructuring payments to be made on an Auto Loan, an amount equal to such reduction in principal balance of such Auto Loan or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

     "Cumulative Net Loss Rate" means, as of any Determination Date, the quotient of the aggregate amount of Net Losses with respect to the Auto Loans from the Cutoff Date to the last day of the related Collection Period, divided by the Initial Portfolio Balance.

     "Default" means (i) if the Insurer is then the Controlling Party, any Insurance Agreement Indicator and (ii) if the Indenture Trustee is then the Controlling Party, any Event of Default under Section 7.01 of the Indenture.

     "Deficiency Claim Amount" has the meaning assigned to such term in the Indenture.

     "Deficiency Notice" has the meaning assigned to such term in the Indenture.

     "Delinquency Ratio"means the aggregate Principal Balance of Auto Loans with part or all of one or more contractual payments 31 days or more past due as of the last day of the related Collection Period (other than Charged-off Auto Loans and, from and after the 25th Collection Period, Auto Loans for which the related Obligor has paid during the preceding six Collection Periods an aggregate amount not less than the sum of six monthly payments) expressed as a percentage of the Outstanding Portfolio Balance as of the last day of the related Collection Period.

     "Delivery" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Draw Date" means with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

     "Eligible Account" has the meaning assigned to such term in the Indenture.

     "Eligible Investments" has the meaning assigned to such term in the Indenture.

     "Final Termination Date" means the date that is the later of (i) the Insurer Termination Date and (ii) the Indenture Trustee Termination Date.

     "Holder" shall have the meaning specified in the Indenture.


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     "Indenture" means the Indenture dated as of November 1, 1999, among the
Issuer, the Servicer and the Indenture Trustee.

     "Indenture Trustee" means Harris Trust and Savings Bank, not in its individual capacity but as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

     "Indenture Trustee and Collateral Agent Fee" has the meaning assigned to such term in the Indenture.

     "Indenture Trustee Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee or the Noteholders under the Indenture.

     "Indenture Trustee Termination Date" means the date which is the latest of
(i) the date on which the Indenture Trustee shall have received, as Indenture Trustee for the holders of the Notes, payment and performance in full of all Indenture Trustee Secured Obligations and (ii) the date on which all payments in respect of the Notes shall have been made and the Indenture shall have been satisfied and discharged pursuant to the terms of Article VI of the Indenture.

     "Initial Portfolio Balance" means the aggregate Principal Balance of Auto Loans included in the Series Pool as of the Closing Date.

     "Initial Spread Account Amount" means an amount equal to 3% of the Initial Portfolio Balance.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insurance Agreement Indicator" has the meaning set forth in the Insurance Agreement.


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     "Insurer Secured Obligations" means all amounts and obligations which may at any time be owed to or on behalf of the Insurer (or any agents, accountants or attorneys for the Insurer) under the Insurance Agreement or under any Transaction Document, regardless of whether such amounts are owed now or in the future, whether liquidated or unliquidated, contingent or noncontingent.

     "Insurer Termination Date" means the date which is the latest of (i) the date of the expiration of the Policy and the cancellation and return thereof to the Insurer, (ii) the date on which the Insurer shall have received payment and performance in full of all Insurer Secured Obligations and (iii) the latest date on which any payment referred to above could be avoided as a preference or otherwise under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, as specified in an Opinion of Counsel delivered to the Collateral Agent, the Insurer and the Indenture Trustee.

     "Issuer" means Flagship Auto Receivables Owner Trust 1999-2.

     "Level I Cumulative Net Loss Test" means, for any Collection Period specified below, a Cumulative Net Loss Rate greater than or equal to the percentage set forth opposite such Collection Period:

                Collection Period                            Cumulative Net Loss
                -----------------                            Percentage Level
                                                             ----------------

                Sixth through Eighth                               1.35
                Ninth through Eleventh                             1.70
                Twelfth through Fourteenth                         3.05
                Fifteenth through Seventeenth                      4.40
                Eighteenth through Twentieth                       5.60
                Twenty-First through Twenty-Third                  6.60
                Twenty-Fourth through Twenty-Sixth                 7.50
                Twenty-Seventh through Twenty-Ninth                8.30
                Thirtieth through Thirty-Second                    8.90
                Thirty-Third and thereafter                        9.30

     "Level I Delinquency Test" means, for any Determination Date, the arithmetic average of the monthly Delinquency Ratios for the four previous Collection Periods is greater than or equal to 6.65%.

     "Level I Net Loss Test" means, for any Determination Date, the arithmetic average monthly Net Loss Rates for the four previous Collection Periods is greater than or equal to 8%.

     "Level I Portfolio Performance Indicator" means any violation of any of the Level I Delinquency Test, the Level I Cumulative Net Loss Test or the Level I Net Loss Test.


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     "Level I Portfolio Performance Tests" means the Level I Delinquency Test, the Level I Cumulative Net Loss Test and the Level I Net Loss Test.

     "Level II Cumulative Net Loss Test" means, for any Collection Period specified below, a Cumulative Net Loss Rate greater than the percentage set forth opposite such Collection Period:

                Collection Period                            Cumulative Net Loss
                -----------------                                 Percentage
                                                                  ----------

                Sixth through Eighth                                 1.75
                Ninth through Eleventh                               2.40
                Twelfth through Fourteenth                           3.70
                Fifteenth through Seventeenth                        5.35
                Eighteenth through Twentieth                         6.85
                Twenty-First through Twenty-Third                    8.05
                Twenty-Fourth through Twenty-Sixth                   9.15
                Twenty-Seventh through Twenty-Ninth                 10.05
                Thirtieth through Thirty-Second                     10.75
                Thirty-Third and thereafter                         11.30


     "Level II Delinquency Test" means, for any Determination Date, the arithmetic average of the monthly Delinquency Ratios for the four previous Collection Periods is greater than 8.08%.

     "Level II Net Loss Test" means, for any Determination Date, the arithmetic average monthly Net Loss Rates for the four previous Collection Periods is greater than 10%.

     "Level II Portfolio Performance Tests" means, collectively, the Level II Delinquency Test, the Level II Cumulative Net Loss Test and the Level II Net Loss Test.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that may attach to a Financed Vehicle by operation of law.

     "Net Losses" means, for any Collection Period, the amount, if any, by which
(a) the sum of (i) the aggregate Principal Balance of all Auto Loans which became Charged-off Auto Loans during such Collection Period, plus accrued and unpaid interest thereon to the end of the related Collection Period, plus (ii) the aggregate of all Cram Down Losses that occurred during the related Collection Period, exceeds (b) the Actual Recovery Amounts received during the related Collection Period in respect of all Charged-off Auto Loans.


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     "Net Loss Rate" means, with respect to any Collection Period, the product, expressed as a percentage, of (i) twelve and (ii) a fraction, the numerator of which equals Net Losses for such Collection Period and the denominator of which equals the Outstanding Portfolio Balance on the last day of the preceding Collection Period.

     "Non-Controlling Party" means, at any time, the Secured Party that is not the Controlling Party at such time.

     "Notes Target Amount" has the meaning assigned to that term in the Indenture.

     "Opinion of Counsel" means a written opinion of counsel (which may be in-house counsel) addressed to and reasonably acceptable, as to form, substance and issuing counsel, to the Controlling Party and the Indenture Trustee and Collateral Agent.

     "Overcollateralization Amount" means, as of any Payment Date, the excess of the Outstanding Portfolio Balance as of the end of the preceding Collection Period over the outstanding principal balance of the Notes (after giving effect to all payments on the Notes on such Payment Date).

     "Policy" has the meaning assigned to such term in the Indenture.

     "Preference Amount" means any amount previously distributed to a Noteholder on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

     "Preference Claim" shall have the meaning specified in Section 5.02(b) of the Indenture.

     "Released Funds Principal Payment Amount" shall have the meaning assigned to such term in the Indenture.

     "Requisite Spread Account Amount" will equal the Initial Spread Account Amount on the Closing Date, and thereafter, as of any Determination Date, after giving effect to all payments to be made on the related Payment Date, will be an amount equal to the greater of (a) the lesser of (i) 3% of the Initial Portfolio Balance and (ii) 5% of the Outstanding Portfolio Balance as of the end of the preceding Collection Period, and (b) the greater of (i) 1% of the Initial Portfolio Balance and (ii) an amount such that the sum of (A) the funds on deposit in the Spread Account (after all payments and withdrawals from the Spread Account on such Payment Date) and (B) the Overcollateralization Amount is greater than 2% of the Initial Portfolio Balance.

     "Sales and Servicing Agreement" means the Sales and Servicing Agreement dated as of the date hereof by and among Flagship as originator and servicer, Flagship LLC, as purchaser, the Issuer, the Indenture Trustee, and Copelco Financial Services Group, Inc as back- up servicer.


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     "Secured Obligations" means, collectively, the Insurer Secured Obligations and the Indenture Trustee Secured Obligations.

     "Secured Parties" means, with respect to the Collateral, each of the Indenture Trustee, in respect of the Indenture Trustee Secured Obligations, and the Insurer, in respect of the Insurer Secured Obligations.

     "Security Interests" means the security interests and Liens in the Collateral granted pursuant to Section 2.01 hereof.

     "Series Pool" has the meaning assigned to such term in the Indenture.

     "Special Member" has the meaning assigned to that term in the Indenture.

     "Spread Account" means the account designated as such, established and maintained pursuant to Article III of this Agreement.

     "Transaction Documents" has the meaning assigned to such term in the Indenture.

     "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code in effect in the relevant jurisdiction, as the same may be amended from time to time.

     Section 1.02. Rules of Interpretation. The terms "hereof," "herein" or "hereunder," unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "Article," "Section," "Appendix," "Exhibit" or "Annex" shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.

                                   ARTICLE II

                                 THE COLLATERAL

     Section 2.01. Grant of Security Interest by the Issuer. In order to secure the performance of Secured Obligations, to the extent provided herein, the Issuer hereby pledges, assigns, grants, transfers and conveys to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a lien on and security interest in (which lien and security interest is intended to be prior to all other Liens), all of its right, title and interest in and to the following (all being collectively referred to herein as the "Collateral" and constituting Collateral hereunder):

     (a) the Spread Account established pursuant to Section 3.01 hereof, and each other account owned by the Issuer and maintained by the Collateral Agent (including, without limitation, the Initial Spread Account Deposit related thereto and all additional monies, checks, securities, investments and other documents from time to time held in or evidencing any such accounts);


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


     (b) all of the Issuer's right, title and interest in and to investments made with proceeds of the property described in clause (a) above, or made with amounts on deposit in the Spread Account; and

     (c) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing whether now owned or hereafter acquired.

     Section 2.02. Priority. The Issuer intends the security interests in favor of the Secured Parties to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Collateral including, without limitation, the filing of a UCC-1 financing statement relating to the Collateral. Subject to the provisions hereof specifying the rights and powers of the Collateral Agent at the direction of the Controlling Party from time to time to control certain specified matters relating to the Collateral, each Secured Party shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party under the Uniform Commercial Code, and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to such Secured Parties by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Collateral.

     Section 2.03. Issuer Remains Liable. The Security Interests are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve either the Issuer from, any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by the Issuer under or in connection with this Agreement, the Insurance Agreement or any other Transaction Document to which it is a party or (ii) impose any obligation on any of the Secured Parties or the Collateral Agent to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Parties or the Collateral Agent for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein and in the other Transaction Documents.

     Section 2.04. Delivery and Maintenance of Collateral.

     (a) Safekeeping. The Collateral Agent agrees to maintain the Collateral received by it (or evidence thereof, in the case of book-entry securities in the name of the Collateral Agent) and all records and documents relating thereto at the office of the Collateral Agent specified in Section 8.06 hereof or such other address within the State of Illinois as may be approved by the Controlling Party. The Collateral Agent shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Eligible Investments and Spread Account included in the Collateral in such a manner as shall enable the Collateral Agent and the Secured Parties to verify the accuracy of such record-keeping. The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent as agent of the Secured


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


Parties and is not the property of the Collateral Agent. The Collateral Agent will promptly report to each Secured Party and the Issuer any failure on its part to hold the Collateral as provided in this Section 2.04(a) and will promptly take appropriate action to remedy any such failure.

     (b) Access. The Collateral Agent shall permit each of the Secured Parties, or their respective duly authorized representatives, attorneys, auditors or designees, to inspect the Collateral in the possession of or otherwise under the control of the Collateral Agent pursuant hereto at such reasonable times during normal business hours as any such Secured Party may reasonably request upon not less than one Business Day's prior written notice. The costs and expenses associated with any such inspection will be paid by the party making such inspection.

     (c) All Collateral shall be transferred to the Collateral Agent on behalf of the Secured Party in a manner consistent with the definition of "Delivery" set forth in the Sales and Servicing Agreement.

     (d) Notwithstanding anything to the contrary herein, the Collateral Agent:
(A) is and will be acting on behalf of the Secured Parties as a securities intermediary under Article 8 of the UCC and a "bailee" (as such term is used in Section 9-305 of the UCC) in connection herewith; (B) shall establish and maintain the Spread Account for the benefit of the Secured Parties as a holder of a security interest in the Collateral and the Spread Account; (C) shall treat all of the assets in the Spread Account (other than cash) as financial assets under Article 8 of the UCC; (D) shall not hold, or exercise control (within the meaning of Article 8 of the UCC) over, the Collateral and/or the Spread Account for the benefit of any person or entity other than the Secured Parties; (E) has received notice of the Secured Parties' interest in the assets contained and/or to be contained in the Spread Account; (F) shall take instructions only from the Secured Party constituting the Controlling Party hereunder (without any consent of and notwithstanding any alternate direction of the Issuer) with respect to the Spread Account and/or the Collateral, including, without limitation, all instructions with respect to the acquisition, transfer and disposition of assets in the Spread Account and the proceeds thereof.

     Section 2.05. Termination and Release of Rights

     (a) On the Insurer Termination Date, the rights, remedies, powers, duties, authority and obligations conferred upon the Insurer pursuant to this Agreement in respect of the Collateral shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Insurer with respect to such Collateral shall be automatically released; provided that any indemnity provided to the Insurer herein shall survive such Insurer Termination Date. If the Insurer is acting as Controlling Party on the related Insurer Termination Date, the Insurer agrees, at the expense of the Issuer, to execute and deliver such instruments as the successor Controlling Party may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Insurer and any Person claiming by, through or under the Insurer.

     (b) On the Indenture Trustee Termination Date, the rights, remedies, powers, duties, authority and obligations, if any, conferred upon the Indenture Trustee pursuant to this Agreement in respect of the Collateral shall terminate and be of no further force and effect and all such rights, remedies, powers, duties, authority and obligations of the Indenture Trustee with respect to such Collateral shall be automatically released; provided that any indemnity provided to the Indenture Trustee herein shall survive such Indenture Trustee Termination Date. If the Indenture Trustee is acting as Controlling Party on the related Indenture Trustee Termination Date, the Indenture Trustee agrees, at the expense of the Issuer, to execute and deliver such instruments as the Issuer may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Indenture Trustee.

     (c) On the Final Termination Date, the rights, remedies, powers, duties, authority and obligations conferred upon the Collateral Agent and each Secured Party pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent and each Secured Party with respect to the Collateral shall be automatically released. On the Final Termination Date, the Collateral Agent agrees, and each Secured Party agrees, at the expense of the Issuer, to execute such instruments of release, in recordable form if necessary, in favor of the Issuer as the Issuer may reasonably request, to deliver any Collateral in its possession to the Issuer, and to otherwise release the lien of this Agreement and release and deliver to the Issuer the Collateral.

     Section 2.06. Non-Recourse Obligations of Issuer. Notwithstanding anything herein or in the other Transaction Documents to the contrary, the parties hereto agree that the obligations of the Issuer hereunder shall be recourse only to the extent of amounts released to the Issuer pursuant to priority SECOND of Section
3.03 (b) of this Agreement and retained by the Issuer in accordance with the next sentence. The Issuer agrees that it shall not declare or make any payment to Flagship LLC or Flagship except in accordance with the Transaction Documents. Nothing contained herein shall be deemed to limit the rights of the Noteholders under any other Transaction Document.

                                   ARTICLE III

                                 SPREAD ACCOUNT

     Section 3.01. Establishment of Spread Account; Initial Deposit into Spread Account; Maintenance of Spread Account.

     (a) On or prior to the Closing Date, the Collateral Agent shall establish, at its office or at another depository institution or trust company an Eligible Account, designated, "Spread Account -- Harris Trust and Savings Bank, as Collateral Agent for MBIA Insurance Corporation and Harris Trust and Savings Bank, as Indenture Trustee Re: Flagship Auto Receivables Owner Trust 1999-2, Asset-Backed Notes Series 1999-2" (the "Spread Account"). The Spread Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of Flagship, the Servicer or the Issuer. The Spread Account shall be maintained at the same depository institution (which depository institution may be changed from time to time in accordance with this Agreement). If the Spread Account ceases to be an Eligible Account, the Collateral Agent shall, within five Business Days, establish a new Eligible Account.

     (b) No withdrawals may be made of funds in the Spread Account except as provided in Section 3.03 of this Agreement. Except as specifically provided in this Agreement, funds in the Spread Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Spread Account and all investments made with such moneys shall be held by the Collateral Agent as part of the Collateral.

     (c) On the Closing Date, the Seller shall provide to the Collateral Agent for deposit into the Spread Account an amount equal to the Initial Spread Account Amount.

     (d) On each Payment Date, after giving effect to all payments to be made on the related Payment Date, the Collateral Agent shall cause to be maintained in the Spread Account an amount equal to the Requisite Spread Account Amount in accordance with Article IV of the Indenture.

     Section 3.02. Investments.

     (a) Funds which may at any time be held in the Spread Account shall be invested and reinvested by the Collateral Agent, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Issuer (unless a Default shall have occurred and be continuing, in which case at the written direction of the Controlling Party if it so elects) or its designee received by the Collateral Agent by 1:00 P.M. New York City time on the Business Day prior to the date on which such investment shall be made, in one or more Eligible Investments in the manner specified in Section 3.02(b) and (c). If no written direction with respect to any portion of such Spread Account is received by the Collateral Agent, the Collateral Agent shall invest such funds overnight in Eligible Investments listed in paragraph (f) of Eligible Investments, provided that the Collateral Agent shall not be liable for any loss or absence of income resulting from such investments.

     (b) Each investment made pursuant to this Section 3.02 on any date shall mature not later than the Business Day immediately preceding the Payment Date next succeeding the day such investment is made or payable on demand, provided that any investment of funds in the Spread Account maintained with the Collateral Agent in any investment as to which the Collateral Agent is the obligor, if otherwise qualified as an Eligible Investment may mature on the Payment Date next succeeding the date of such investment.

     (c) Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with Section 2.04 and the requirements of the definition of "Eligible Investments."

     (d) If amounts on deposit in any Spread Account are at any time invested in an Eligible Investment payable on demand, the Collateral Agent shall (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment is permitted to mature under the provisions hereof and (ii) demand payment of all amounts due thereunder promptly upon receipt of written notice from the Controlling Party to the effect that such investment does not constitute an Eligible Investment.

     (e) All moneys on deposit in a Spread Account, together with any deposits or securities in which such moneys may be invested or reinvested, and any gains from such investments, shall constitute Collateral hereunder subject to the Security Interests of the Secured Parties.

     (f) Subject to Section 4.03 hereof, the Collateral Agent shall not be liable by reason of any insufficiency in Spread Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Collateral Agent's failure to make payments on Eligible Investments as to which the Collateral Agent, in its commercial capacity, is obligated. All income or loss on investments of funds in the Spread Account shall be reported by Flagship as taxable income or loss.

     Section 3.03. Payments; Priority of Payments.

     (a) On or before each Draw Date, the Collateral Agent will make the following calculations on the basis of information (including, without limitation, the amount of any Deficiency Claim Amount) received pursuant to
Article V of the Indenture from the Servicer, provided, however, that if the Collateral Agent receives written notice from the Insurer, the Indenture Trustee, the Issuer or the Servicer of the occurrence of an Insurance Agreement Indicator, such notice shall be determinative for the purposes of determining the Requisite Spread Account Amount:

          First, determine the amounts to be on deposit in the Spread Account on the next succeeding Payment Date which will be available to satisfy any Deficiency Claim Amount;

          Second, determine (i) the amounts, if any, to be paid from the Spread Account with respect to the Deficiency Claim Amount and (ii) whether, following payment from the Spread Account to the Indenture Trustee for deposit into the Collection Account, a Deficiency Claim Amount will continue to exist;

          Third, if a Deficiency Claim Amount will continue to exist following the payment from the Spread Account contemplated by paragraph second above, determine the amount, if any, to be distributed to the Indenture Trustee. This determination shall be made in accordance with the payment priority scheme set forth in Section 3.03(b) below.

On such Draw Date, the Collateral Agent shall deliver a certificate to the Indenture Trustee with respect to the Deficiency Notice, stating the amount, if any, to be distributed to the Indenture Trustee on the next Payment Date in respect of such Deficiency Claim Amount.

     (b) On each Payment Date, if the Indenture Trustee has received a Deficiency Notice, the Collateral Agent shall make the following payments in the following order of priority:

          FIRST, if there exists a Deficiency Claim Amount, from the Spread Account, to the Indenture Trustee for deposit in the Collection Account the amount of such Deficiency Claim Amount (to the extent available in such Spread Account); and

          SECOND, any funds in the Spread Account in excess of the Requisite Spread Account Amount, after making the withdrawals therefrom required by priority FIRST of this Section 3.03(b) will be applied in the following order of priority:

               (i) to the payment of the Released Funds Principal Payment
          Amount;

               (ii) to the payment of any Re-liening Expenses, to the extent not paid by the Servicer or by Copelco pursuant to the Guaranty Agreement;

               (iii) to any successor servicer, the Insurer, the Indenture Trustee and Collateral Agent, any items payable to them that were not paid under clauses (i) and (vi) of Section 4.07(a) of the Indenture; and

               (iv) to the holder(s) of the Certificates, any remaining funds in the Spread Account in excess of the Requisite Spread Account Amount.

The Released Funds Principal Payment Amount will be paid to the Noteholders, sequentially first to holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes until the Class A-2 Notes are paid in full, then to the holders of the Class A-3 Notes until the Class A-3 Notes are paid in full and thereafter to the holders of the Class A-4 Notes until the Class A-4 Notes are paid in full.

     Section 3.04. General Provisions Regarding Spread Accounts.

     (a) Promptly upon the establishment (initially or upon any relocation) of the Spread Account hereunder, the Collateral Agent shall advise the Issuer and each Secured Party in writing of the name and address of the depository institution or trust company where the Spread Account has been established (if not at Harris Trust and Savings Bank or any successor Collateral Agent in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing the Spread Account, the account number and the individuals whose names appear on the signature cards for the Spread Account. The Issuer shall cause each such depository institution or trust company to execute a written agreement, in form and substance reasonably satisfactory to the Controlling Party, waiving, and the Collateral Agent by its execution of this Agreement hereby waives (except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to the Spread Account and agreeing, and the Collateral Agent by its execution of this

Agreement hereby agrees to notify the Issuer and each Secured Party of any charge or claim against or with respect to such Spread Account. The Collateral Agent shall give the Issuer and each Secured Party at least ten Business Days' prior written notice of any change in the location of the Spread Account or in any related account information. Anything herein to the contrary notwithstanding, unless otherwise consented to by the Controlling Party in writing, the Collateral Agent shall have no right to change the location of the Spread Account

     (b) Upon the written request of the Controlling Party or the Issuer and at the expense of the Issuer, the Collateral Agent shall cause, at the expense of the Issuer, the depository institution at which any Spread Account is located to forward to the requesting party copies of all monthly account statements for the Spread Account.

     (c) If at any time the Spread Account ceases to be an Eligible Account, the Collateral Agent shall notify the Controlling Party of such fact and shall establish within 5 Business Days of such determination, in accordance with paragraph (a) of this Section, a successor Spread Account thereto, which shall be an Eligible Account, at another depository institution acceptable to the Controlling Party

     (d) No passbook, certificate of deposit or other similar instrument evidencing a Spread Account shall be issued, and all contracts, receipts and other papers, if any, governing or evidencing the Spread Account shall be held by the Collateral Agent.

     Section 3.05. Reports by the Collateral Agent. The Collateral Agent shall report to the Issuer, the Insurer, the Indenture Trustee (unless the Indenture Trustee is the same party as the Collateral Agent) and the Servicer on a monthly basis no later than each Payment Date with respect to the amount on deposit in the Spread Account and the identity of the investments included therein as of the last day of the related Collection Period, and shall provide accountings of deposits into and withdrawals from the Spread Account, and of the investments made therein, upon the request of the Issuer, the Insurer or the Servicer.

                                   ARTICLE IV

                              THE COLLATERAL AGENT

     Section 4.01. Appointment and Powers. Subject to the terms and conditions hereof, each of the Secured Parties hereby appoints Harris Trust and Savings Bank as the Collateral Agent with respect to the Collateral, and Harris Trust and Savings Bank hereby accepts such appointment and agrees to act as Collateral Agent with respect to the Collateral, for the Secured Parties, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement. Each Secured Party hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent shall act (and shall be completely protected in so acting) upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Collateral Agent shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Agreement, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, except where this Agreement provides that the Collateral Agent is permitted to act only following and in accordance with such instructions.

     Section 4.02. Performance of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents to which the Collateral Agent is a party or as directed by the Controlling Party in accordance with this Agreement. The Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction and with indemnification satisfactory to it from the Controlling Party.

     Section 4.03. Limitation on Liability. Neither the Collateral Agent nor any of its directors, officers or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Agreement or any of the Collateral (or any part thereof). Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Issuer or the Secured Parties for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for the negligence or willful misconduct on the part of the Collateral Agent, and, further, shall incur no liability to the Secured Parties except for negligence or willful misconduct in carrying out its duties to the Secured Parties. Subject to Section 4.04, the Collateral Agent shall be completely protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Transaction Documents. The Collateral Agent may consult with counsel selected by it with due care, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Agreement or to follow any direction from the Controlling Party unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

     Section 4.04. Reliance upon Documents. In the absence of bad faith or negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

     Section 4.05. Successor Collateral Agent. (a) Merger. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole, or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder and is acceptable to the Insurer) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Secured Parties in the Collateral.

     (b) Resignation. The Collateral Agent and any successor Collateral Agent may resign only (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Collateral Agent as evidenced by an opinion of Counsel delivered to the Insurer, and the Controlling Party does not elect to waive the Collateral Agent's obligation to perform those duties which render it legally unable to act or elect to delegate those duties to another Person, or
(ii) with the prior written consent of the Controlling Party. The Collateral Agent shall give not less than 60 days' prior written notice of any such permitted resignation by registered or certified mail to the other Secured Party and the Issuer; provided, that such resignation shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof, and (iii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.05. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Collateral Agent or temporary successor

Collateral Agent has been appointed Collateral Agent or becomes the Collateral Agent pursuant to subsection (d) hereof, the resigning Collateral Agent may petition a court of competent jurisdiction in New York, New York for the appointment of a successor acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing). Notwithstanding anything herein to the contrary, if the Indenture Trustee and Collateral Agent are the same party and the Indenture Trustee resigns under the Indenture, the Collateral Agent may resign in accordance with the procedures for resignation of the Indenture Trustee under the Indenture.

     (c) Removal. The Collateral Agent may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent, the other Secured Party and the Issuer. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof and (iii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.05.

     (d) Acceptance by Successor. The Controlling Party shall have the sole right to appoint each successor Collateral Agent. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to each Secured Party and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Collateral Agent to be held in accordance with the procedures specified in
Article II hereof, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Issuer or a Secured Party is reasonably required by a successor Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Issuer. The designation of any successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

     Section 4.06. Indemnification. To the extent set forth in Section 4.07(a) of the Indenture, the Issuer shall fully indemnify the Collateral Agent, its directors, officers, employees and agents for, and hold the Collateral Agent, its directors, officers, employees and agents completely harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) arising out of or in connection with the Collateral Agent's acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the negligence, bad faith or willful misconduct of the Collateral Agent or its officers or agents. The obligation of the Issuer under this Section shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent. The Collateral Agent covenants and agrees that the obligations of the Issuer hereunder and under
Section 4.07 shall be limited to the extent provided in Section 2.06, and further covenants not to take any action to enforce its rights to indemnification hereunder with respect to the Issuer and to payment under
Section 4.07 except in accordance with the provisions of Section 8.05, or otherwise to assert any Lien or take any other action in respect of the Collateral or the Auto Loans and Other Conveyed Property that comprise the Series Pool until the Final Termination Date.

     Section 4.07. Compensation and Reimbursement. To the extent set forth in
Section 4.07(a) of the Indenture, the Issuer agrees for the benefit of the Secured Parties and as part of the Secured Obligations to pay to the Collateral Agent, on each Payment Date, the Indenture Trustee and Collateral Agent Fee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee) and to reimburse the Collateral Agent pursuant to Section 4.07(b) of the Indenture for any reasonable and out of pocket expenses (including reasonable legal fees and expenses) incurred in connection with the duties contemplated herein.

     Section 4.08. Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Issuer and to each Secured Party as follows:

     (a) Due Organization. The Collateral Agent is a banking corporation, duly organized, validly existing and in good standing under the laws of Illinois and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

     (b) Corporate Power. The Collateral Agent has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Collateral Agent hereunder.

     (c) Due Authorization. The execution and delivery by the Collateral Agent of this Agreement and the other Transaction Documents to which it is a party, and the performance by the Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Agreement and such other Transaction Documents.

     (d) Valid and Binding Agreement. The Collateral Agent has duly executed and delivered this Agreement and each other Transaction Document to which it is a party, and each of this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as
(i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 4.09. Waiver of Setoffs. The Collateral Agent hereby expressly waives any and all rights of set off that the Collateral Agent may otherwise at any time have under applicable law with respect to any Spread Account and agrees that amounts in the Spread Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

     Section 4.10. Control by the Controlling Party. The Collateral Agent shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Controlling Party, except that if any Default shall have occurred and be continuing, the Collateral Agent shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Issuer.

                                    ARTICLE V

                             COVENANTS OF THE ISSUER

     Section 5.01. Preservation of Collateral. Subject to the rights, powers and authorities granted to the Collateral Agent and the Controlling Party in this Agreement, the Issuer shall take such action as is necessary and proper with respect to the Collateral in order to preserve and maintain such Collateral and to cause (subject to the rights of the Secured Parties) the Collateral Agent to perform its obligations with respect to such Collateral as provided herein including, without limitation, filing UCC-1's on the Spread Account and investments therein. The Issuer will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by the Controlling Party, to perfect the Security Interests granted hereunder in the Collateral, to ensure that such Security Interests rank prior to all other Liens and to preserve the priority of such Security Interests and the validity and enforceability thereof. Upon any delivery or substitution of Collateral, the Issuer shall be obligated to execute such documents and perform such actions as are necessary to create in the Collateral Agent for the benefit of the Secured Parties a valid first Lien on, and valid and perfected, first priority security interest in, the Collateral so delivered and to deliver such Collateral to the Collateral Agent, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by any of the Secured Parties or the Collateral Agent (including its agents) or otherwise in connection with such delivery.

     Section 5.02. Notices. In the event that the Issuer acquires knowledge of the occurrence and continuance of any Insurance Agreement Indicator or Event of Default under the Indenture or of any event of default or like event, howsoever described or called, under any of the Transaction Documents, the Issuer shall immediately give notice thereof to the Collateral Agent and each Secured Party.

     Section 5.03. Waiver of Stay or Extension Laws; Marshalling of Assets. The Issuer covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any absolute sale of the Collateral or any part thereof, or the possession thereof by any purchaser at any sale under Article VII of this Agreement; and the Issuer, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. The Issuer, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have the Collateral marshaled upon any foreclosure or other disposition thereof.

     Section 5.04. Noninterference, etc. The Issuer shall not (i) waive or alter any of its rights under the Collateral (or any agreement or instrument relating thereto) without the prior written consent of the Controlling Party; or (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Issuer's right, title or interest in and to the Collateral or the Collateral Agent's lien on, and security interest in, the Collateral for the benefit of the Secured Parties; or
(iii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Transaction Documents.

     Section 5.05. Issuer Changes.

     (a) Change in Name, Structure, etc. The Issuer shall not change its name, identity or corporate structure unless it shall have given each Secured Party and the Collateral Agent a least 60 days' prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto an filings of financing statements or amendments thereto.

     (b) Relocation of the Issuer. The Issuer shall not change its principal executive office unless it gives each Secured Party and the Collateral Agent at least 90 days' prior written notice of any relocation of its principal executive office. If the Issuer relocates its principal executive office or principal place of business from Delaware, the Issuer shall give prior notice thereof to the Controlling Party and the Collateral Agent and shall effect whatever appropriate recordations and filings are necessary and shall provide an Opinion of Counsel to the Controlling Party and the Collateral Agent, to the effect that, upon the recording of any necessary assignments or amendments to previously-recorded assignments and filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements, and the taking of such other actions as may be specified in such opinion, the security interests in the Collateral shall remain, after such relocation, valid and perfected.

                                   ARTICLE VI

                   CONTROLLING PARTY; INTERCREDITOR PROVISIONS

     Section 6.01. Appointment of Controlling Party. From and after the Closing Date until the Insurer Termination Date, the Insurer shall be the Controlling Party and shall be entitled to exercise all the rights given the Controlling Party hereunder. From and after the Insurer Termination Date until the Indenture Trustee Termination Date, the Indenture Trustee shall be the Controlling Party. Notwithstanding the foregoing, in the event that an Insurer Default shall have occurred and be continuing, the Indenture Trustee shall be the Controlling Party until the applicable Indenture Trustee Termination Date. If prior to an Insurer Termination Date the Indenture Trustee shall have become the Controlling Party as a result of the occurrence of an Insurer Default and either such Insurer Default is cured or for any other reason ceases to exist or the Indenture Trustee Termination Date occurs, then upon such cure or other cessation or on such Indenture Trustee Termination Date, as the case may be, the Insurer shall, upon notice thereof being duly given to the Collateral Agent, again be the Controlling Party.

     Section 6.02. Controlling Party's Authority.

     (a) The Issuer hereby irrevocably appoints the Collateral Agent, and any successor to the Collateral Agent appointed pursuant to Section 4.05, its true and lawful attorney, with full power of substitution, in the name of the Issuer, the Secured Parties or otherwise, but (subject to Section 2.06) at the expense of the Issuer, to the extent permitted by law to exercise, at any time and from time to time while any Insurance Agreement Indicator has occurred but at all such times at the direction of the Controlling Party, any or all of the following powers with respect to all or any of the Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (iii) to sell, transfer, assign or otherwise deal with the same or the proceeds thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustments with respect thereto.

     (b) With respect to the Notes and the related Collateral, each Secured Party hereby irrevocably and unconditionally constitutes and appoints the Collateral Agent, and any successor to such Collateral Agent appointed pursuant to Section 4.05 from time to time, as the true and lawful attorney-in-fact of the Secured Parties, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Collateral Agent as well as in the name, place and stead of such Secured Party such acts, things and deeds for and on behalf of and in the name of the Secured Parties under this Agreement which the Secured Parties could or might do or which may be necessary, desirable or convenient in the

Collateral Agent's sole discretion with the prior written consent of the Controlling Party or at the direction of the Controlling Party to effect the purposes contemplated hereunder and, without limitation, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration of the Collateral, and the enforcement of the rights of the Secured Parties hereunder, on behalf of and for the benefit of the Secured Parties, as their interests may appear.

     Section 6.03. Rights of Secured Parties. With respect to the Notes and the related Collateral, the Non-Controlling Party at any time expressly agrees that it shall not assert any rights that it may otherwise have, as a Secured Party with respect to the Collateral, to direct the maintenance, sale or other disposition of the Collateral or any portion thereof, notwithstanding the occurrence and continuance of any Default or any non-performance by the Issuer of any obligation owed to such Secured Party hereunder or under any other Transaction Document, and each party hereto agrees that the Collateral Agent, at the direction of the Controlling Party shall be the only Person entitled to assert and exercise such rights.

     Section 6.04. Degree of Care.

     (a) Controlling Party. Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Issuer for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for any negligence, bad faith or willful misconduct on the part of the Collateral Agent and, further, shall incur no liability to the Non-Controlling Party except for a breach of the terms of this Agreement or for negligence, bad faith or willful misconduct in carrying out its duties, if any, to the Non-Controlling Party. The Collateral Agent shall be completely protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent manifest error or actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall, at all times, be free independently to establish to its reasonable satisfaction the existence or nonexistence, as the case may be, of any fact the existence or nonexistence of which shall be a condition to the exercise or enforcement of any right or remedy under this Agreement or any of the Transaction Documents.

     (b) The Non-Controlling Party. The Non-Controlling Party shall not be liable to the Issuer for any action or failure to act by the Controlling Party or the Collateral Agent in exercising, or failing to exercise, any rights or remedies hereunder.

                                   ARTICLE VII

                              REMEDIES UPON DEFAULT

     Section 7.01. Remedies upon a Default. If a Default has occurred, the Collateral Agent shall, at the direction of the Controlling Party, take whatever action at law or in equity as may appear necessary or desirable in the judgment of the Controlling Party to collect and satisfy all Secured Obligations, including, but not limited to, foreclosure upon the Collateral and all other rights available to secured parties under applicable law or to enforce performance and observance of any obligation, agreement or covenant under any of the Transaction Documents.

     Section 7.02. Waiver of Default. The Controlling Party shall have the sole right, to be exercised in its complete discretion, to waive any Default by a writing setting forth the terms, conditions and extent of such waiver signed by the Controlling Party and delivered to the Collateral Agent, the other Secured Party and the Issuer. Any such waiver shall be binding upon the Non-Controlling Party and the Collateral Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 7.03. Restoration of Rights and Remedies. If the Collateral Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent, then and in every such case the Issuer, the Collateral Agent and each of the Secured Parties shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

     Section 7.04. No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Collateral Agent, the Controlling Party or either of the Secured Parties is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Controlling Party, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01. Further Assurances. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.

     Section 8.02. Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and stop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

     Section 8.03. Amendments; Waivers. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and each Rating Agency shall have confirmed in writing that such amendment will not cause a reduction or withdrawal of a rating on the Notes without regard to the Policy; provided, however, that, notwithstanding the foregoing, for so long as the Insurer shall be the Controlling Party, any amendments, modifications, waivers or supplements hereto, or to the Collateral or Spread Account or to any requirement hereunder to deposit or retain any amounts in such Spread Account or to distribute any amounts therein as provided in Section 3.03 shall be effective if made or consented to in writing by the Insurer, the Issuer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) but shall in no circumstances require the consent of the Indenture Trustee or the Noteholders.

     Section 8.04. Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent, or any of the Secured Parties, hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any of the Secured Parties to pursue any other remedy available to it or them (subject, however, to the provisions of this Agreement limiting such remedies).

     Section 8.05. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the Final Scheduled Maturity Date, acquiesce, petition or otherwise invoke or cause the Issuer, Flagship LLC, the Depositor or the Special Member to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer, Flagship LLC, the Depositor or the Special Member under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Issuer, Flagship LLC, the Depositor or the Special Member or all or any part of its respective property or assets or ordering the winding up or liquidation of the affairs of the Issuer, Flagship LLC, the Depositor or the Special Member. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

     Section 8.06. Notices. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and shall be effective
(a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

              (i)     If to the Issuer:

                      Flagship Auto Receivables Owner Trust 1999-2
                      c/o First Union National Bank
                      One Rodney Square
                      920 King Street
                      Wilmington, Delaware 19801

                      with a copy to
                      General Counsel of Flagship Credit Corporation 1 International Plaza
                      Philadelphia, Pennsylvania 19113

              (ii)    If to the Insurer:

                      MBIA Insurance Corporation
                      113 King Street
                      Armonk, New York  10504
                      Attention:   Insured Portfolio Management - Structured
                                        Finance (Flagship Auto Receivables Owner
                                        Trust 1999-2)

               (in each case in which notice or other communication to the Insurer refers to a Default or a claim on the Policy or in which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then with a copy to the attention of the General Counsel marked to reflect "Urgent Materials Enclosed")

              (iii)   If to the Indenture Trustee:

                      Harris Trust and Savings Bank
                      311 West Monroe Street
                      Chicago, Illinois 60606
                      Attention: Indenture Trust Administration


              (iv)    If to the Collateral Agent:

                      Harris Trust and Savings Bank,
                      111 West Monroe Street, Lower Level West
                      Chicago, Illinois 60603
                      Attention: Document Custody Unit

              (v)     If to Moody's:

                      Moody's Investors Service, Inc.
                      99 Church Street
                      New York, NY, 10007
                      Attention:  ABS Monitoring Department

              (vi)    If to Standard & Poor's:

                      Standard & Poor's Ratings Services
                      55 Water Street, 40th Floor
                      New York, NY, 10041
                      Attention: Asset-Backed Surveillance Department

              (vii)   If to Duff & Phelps:

                      Duff & Phelps Credit Rating Co.
                      17 State Street, 12th Floor
                      New York, NY, 10004
                      Attention: Asset-Backed Monitoring Group

          A copy of each notice given hereunder to any party hereto shall also be given to (without duplication) the Insurer, the Issuer, the Indenture Trustee and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

     Section 8.07. Term of this Agreement. This Agreement shall take effect on the Closing Date and shall continue in effect until the Final Termination Date. On the Final Termination Date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Issuer in respect of the Secured Obligations or otherwise under this Agreement, shall be released to and in favor of the Issuer, provided that the provisions of Sections 4.06, 4.07 and 8.05 shall survive any termination of this Agreement and the release of any Collateral upon such termination.

     Section 8.08. Assignments; Third-Party Rights; Reinsurance.

     (a) This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns, and (ii) inure to the benefit of and be enforceable by each Secured Party and the Collateral Agent, and by their respective successors, transferees and assigns. The Issuer may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Controlling Party.

     (b) The Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy issued in connection with the Notes, upon such terms and conditions as the Insurer in its discretion determines, and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of each party (other than the Insurer) hereunder as if such participant or reinsurer was a party hereto and, subject only to such agreement regarding such reinsurance or participation, shall have the right to enforce the obligations of each such other party directly hereunder; provided, however, that no such reinsurance or participation agreement or arrangement shall relieve the Insurer of its obligations hereunder, under the Transaction Documents to which it is a party or under the Policy. In addition, nothing contained herein shall restrict the Insurer from assigning to any Person pursuant to any liquidity facility or credit facility any rights of the Insurer under this Agreement or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the transactions contemplated hereby.

     Section 8.09. Consent of Controlling Party. In the event that the Controlling Party's consent is required under the terms hereof or under the terms of any Transaction Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Controlling Party in its sole discretion.

     Section 8.10. Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, any court in the state of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may not be litigated in or by such courts. The Issuer hereby irrevocably appoints and designates Harris Trust and Savings Bank, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Issuer agrees that service of such process upon such Person shall constitute personal service of such process upon it. Subject to Section 8.05, nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Issuer or its property in the courts of any jurisdiction.

     Section 8.11. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) Harris Trust and Savings Bank is executing this Agreement not in its individual capacity but solely in its capacities as collateral agent and trustee of the Issuer pursuant to the Indenture and (b) in no case whatsoever shall Harris Trust and Savings Bank be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, covenants, agreements or obligations of the Issuer hereunder, all such liability, if any, being expressly waived by the parties hereto.

     Section 8.12. Determination of Adverse Effect. Any determination of an adverse effect on the interest of the Secured Parties or the Noteholders shall be made without consideration of the availability of funds under the Policy.

     Section 8.13. Headings. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

     Section 8.14. TRIAL BY JURY WAIVED. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

     Section 8.15. Governing Law. This agreement shall be construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 8.16. Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 8.17. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by First Union National Bank, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and in no event shall First Union National Bank have any liability (except with respect to its own grossly negligent action or failure to act) in respect of the representations, warranties, or obligations of the Issuer or the Owner Trustee hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other document, First Union National Bank shall be entitled to the benefits of the Amended and Restated Trust Agreement of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

                                   FLAGSHIP AUTO RECEIVABLES OWNER
                                   TRUST 1999-2
                                   as Issuer


                                   By: FIRST UNION NATIONAL BANK, not in
                                   its individual capacity, but solely as Owner
                                   Trustee



                                   By:
                                      ------------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

     IN WITNESS WHEREOF, the undersigned officers have caused this Spread Account Agreement to be executed as of the day and year first above written.



                                   MBIA INSURANCE CORPORATION,
                                        as Insurer


                                   By:
                                      ------------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                   HARRIS TRUST AND SAVINGS BANK,
                                        as Indenture Trustee


                                   By:
                                      ------------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------
                                   HARRIS TRUST AND SAVINGS BANK,
                                        as Collateral Agent


                                   By:
                                      ------------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------